Exhibit 10.19

LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT

THIS LIMITED WAIVER AGREEMENT UNDER AMENDED AND RESTATED CREDIT AGREEMENT (this “Waiver Agreement”) is entered into as of the 27th day of September 2010 by and among SUNLINK HEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Ohio, SUNLINK HEALTHCARE LLC, a limited liability company organized under the laws of the State of Georgia, DEXTER HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, CLANTON HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., a corporation organized under the laws of the State of Georgia, HEALTHMONT OF GEORGIA, INC., a corporation organized under the laws of the State of Tennessee, HEALTHMONT, LLC, a limited liability company organized under the laws of the State of Georgia, HEALTHMONT OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Georgia, SUNLINK SERVICES, INC., a corporation organized under the laws of the State of Georgia, SUNLINK SCRIPTSRX, LLC (f/k/a Sunlink Homecare Services, LLC), a limited liability company organized under the laws of the State of Georgia, CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, a limited liability company organized under the laws of the State of Georgia, DAHLONEGA CLINIC, LLC, a limited liability company organized under the laws of the State of Georgia, CARMICHAEL’S CASHWAY PHARMACY, INC., a corporation organized under the laws of Louisiana, CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., a corporation organized under the laws of Louisiana, and BREATH OF LIFE HOME HEALTH EQUIPMENT, INC., a corporation organized under the laws of Louisiana (each individually, a “Borrower” and, collectively, the “Borrowers”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are parties to this Waiver Agreement as Lenders (the “Lenders”), and CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company (in its individual capacity “Chatham”), as Agent.

RECITALS

WHEREAS, the Agent, Union Bank of California, N.A., as the funding agent (the “Funding Agent”), the financial institutions that are party thereto as lenders, the Borrowers and the other Credit Parties are parties to that certain Amended and Restated Credit Agreement, dated as of August 1, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, the Borrowers have notified the Agent that the Borrowers were not in compliance with the financial covenants set forth in Sections 6.16, 6.17, 6.20 and 6.21 of the Credit Agreement (the “Specified Financial Covenants”) as of the Borrowers’ fiscal quarter ending June 30, 2010 and may not be in compliance therewith in subsequent fiscal quarters ending on or prior to March 31, 2011 (such noncompliance collectively, “Non-Compliance with Specified Financial Covenants”);

WHEREAS, the Borrowers have requested that the Agent and Required Lenders waive Non-Compliance with Specified Financial Covenants for the four fiscal quarters ending respectively June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011;

WHEREAS, KRUG Properties, Inc. and SunLink Healthcare Investments, Inc. have been dissolved as of June 9, 2010 (the “Dissolution”) and such Dissolution was not in compliance with Section 6.1 of the Credit Agreement (“Non-Compliance with Section 6.1 Resulting from the Dissolution”);

WHEREAS, the Agent and Required Lenders are willing to waive the Non-Compliance with Specified Financial Covenants and Non-Compliance with Section 6.1 Resulting from the Dissolution, on the terms and subject to the conditions described herein; and

WHEREAS, on the terms and subject to the conditions described herein, the parties hereto wish to make certain other changes to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1. Limited Waiver. Subject to the satisfaction of the applicable conditions to effectiveness set forth in Section 4 herein, the Agent and the Required Lenders hereby waive Non-Compliance with Specified Financial Covenants and Non-Compliance with Section 6.1 Resulting from the Dissolution. The waiver set forth above shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, consent to, or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrowers or any other Credit Party requiring the consent of the Agent, the Funding Agent or the Lenders except to the extent specifically provided for herein. Except as expressly set forth herein, the Agent, the Funding Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrowers or any other Credit Party for any existing or future Default or Event of Default.

Section 2. Term of Waiver. The waiver of Non-Compliance with Specified Financial Covenants provided hereby shall be applicable and effective for each of the fiscal quarters of the Borrowers ending respectively June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011, provided that (i) the Borrowers shall pay the Agent the waiver fee with respect to each applicable fiscal quarter set forth on Annex A attached hereto no later than the earlier to occur of (x) forty-fifth (45th) day after the end of such fiscal quarter and (y) the Termination Date, (ii) Credit Parties shall maintain compliance with the Alternate Minimum EBITDA Test (as described below) as of the end of such fiscal quarter and (iii)(a) the definitions of the Applicable Revolving Margin and the Applicable Term Loan Margin shall be automatically amended to reflect the respective rates set forth for the applicable fiscal quarter on Annex A, with such amendments to be effective as of the “Pricing Effective Date” relating to such corresponding fiscal quarter set forth on Annex A (the “Interest Rate Changes”) and (b) all calculations of interest, default interest, and other amounts to be paid under the Credit Agreement thereafter shall be based on the amended Applicable Revolving Margin and Applicable Term Loan Margin, in each case as applicable and as such margins are deemed to be amended from time to time. Failure to pay any of the waiver fees described on Annex A as and when due shall result in an immediate termination of the limited waiver of Non-Compliance with Specified Financial Covenants contained in this Waiver Agreement as of last day of the fiscal quarter to which such unpaid or delinquent waiver fee relates. Without limiting the foregoing, the parties hereto acknowledge and agree the Interest Rate Changes shall occur automatically as set forth above in this Section 2 irrespective of whether the conditions for the continuation of the waiver of Non-Compliance with Specified Financial Covenants remain satisfied or any other Event of Default shall occur and remain continuing after the Effective Date of this Waiver Agreement and shall be in addition to and not in lieu of the imposition of any default rate interest arising under Section 2.4 of the Credit Agreement. The waiver of Non-Compliance with Section 6.1 Resulting from the Dissolution shall be effective for the term of the Credit Agreement.

To maintain compliance with the “Alternate Minimum EBITDA Test” for any applicable fiscal quarter, Credit Parties shall cause the sum of (i) the Consolidated EBITDA plus (ii) to the extent deducted in computing Consolidated EBITDA, severance expenses incurred during the period commencing July 1, 2010 through and including March 31, 2011 in an aggregate amount not exceeding $500,000 plus (iii) with respect to each Person and any of its Subsidiaries acquired in a Permitted Acquisition during the relevant period of determination, the Consolidated Pro Forma EBITDA of such Person and any of its Subsidiaries for all times during such relevant period prior to the acquisition of such Person and any of its Subsidiaries, for the twelve (12) consecutive months ending on the last day of each fiscal quarter set forth below to be equal to or greater than the minimum amount set forth opposite such fiscal quarter:

FISCAL QUARTER ENDING	MINIMUM CONSOLIDATED EBITDA
September 30, 2010	$7,000,000
December 31, 2010	$7,000,000
March 31, 2011	$7,000,000

Section 3. Changes to Credit Agreement. Subject to the satisfaction of the applicable conditions to effectiveness set forth in Section 4 herein, the Borrowers, the other Credit Parties, the Agent and the Required Lenders hereby agree to the changes set forth in this Section 3:

(1) Section 1.1 of the Credit Agreement is revised by adding the following new definitions thereto in proper alphabetical order:

““Applicable Multiple”: For all periods prior to August 15, 2011, a multiple of 5.0 and for all periods on and after August 15, 2011, a multiple of 3.5.”

““Waiver Agreement”: That certain Limited Waiver Agreement Under Amended and Restated Credit Agreement dated as of September 27, 2010, by and among the Borrowers, the Agent, and the Required Lenders.”

(2) Subclause (B) in the definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby revised by deleting the number “3.5” in the last line thereof and substituting in lieu thereof the words “Applicable Multiple”.

(3) Clause (a) in the definition of Prepayment Event set forth in Section 1.1 of the Credit Agreement is hereby revised and restated in its entirety to read as follows:

““(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Credit Party other than dispositions described in Section 6.2(a), Section 6.2(b), Section 6.2(c) and Section 6.2(d); provided, however, that notwithstanding the foregoing, solely with respect to the period commencing on and after May 15, 2011, as long as no Default or Event of Default has occurred and is then continuing, no Prepayment Event arising from the dispositions described in this clause (a) shall be deemed to have occurred during such period to the extent net proceeds of such dispositions during such period have been reinvested, or committed pursuant to a written agreement (including any purchase orders) to be reinvested, in productive assets (other than Inventory) of a kind then used or usable in the business of a Credit Party within 180 days after the date of such disposition and subsequently such reinvestment is made; provided further that no such exception from treatment as a Prepayment Event shall apply for dispositions described in this clause (a) occurring prior to May 15, 2011;”

(4) The following definitions contained in Section 1.1 of the Credit Agreement are hereby revised and restated to read in their entirety as follows:

““Applicable Revolving Margin”: 6.50%.”

““Applicable Term Loan Margin”: 8.07%”

““Consolidated EBITDA”: With respect to the Borrowers and their Subsidiaries determined in accordance with GAAP for any fiscal period, without duplication, an amount equal to:

(a) Consolidated Net Income of the Borrowers and their Subsidiaries for such period determined in accordance with GAAP, minus

(b) on a consolidated basis, the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of any assets by the Borrowers and their Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) other than inventory and services sold, exchanged, or disposed of in the ordinary course of business, (v) any non-recurring gains for such period and (vi) any other non-cash gains that have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income of the Borrowers and their Subsidiaries for such period in accordance with GAAP, but without duplication, plus

(c) on a consolidated basis, the sum of (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation, amortization, depletion, deferred tax expense, and non-cash interest expense but excluding any bad debt allowance or reserve), (v) the amount, if any, of non-recurring costs or expenses related to any refinancing, acquisition, or merger transaction, including, without limitation, accounting, legal, consulting and other professional fees in connection therewith, for such period, (vi) amortized debt discount for such period, and (vii) the amount of any deduction to Consolidated Net Income as the result of any grant to any members of the management of the Borrowers and their Subsidiaries of any Equity Interests (in each case, as determined in accordance with GAAP), in each case to the extent included in the calculation of Consolidated Net Income of the Borrowers and their Subsidiaries for such period in accordance with GAAP, but without duplication.”

““Consolidated Net Income”: For any period, the consolidated net after tax income of the Borrowers and their Subsidiaries determined in accordance with GAAP;

provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of any dividends or other distributions actually paid to the Borrowers or any of their Subsidiaries during such period, (ii) except for determinations expressly required to be made on a pro forma basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary, (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) all legal fees and legal expenses charged to expense by the Borrowers for the litigation between Piedmont Healthcare Inc. and Piedmont Mountainside Hospital Inc. (Piedmont) and SunLink Health Systems, Inc. SunLink Healthcare LLC and Southern Health Corporation of Jasper, Inc. (SunLink) for breach of agreement in the asset sale agreement in June 2004 in which Piedmont purchased Mountainside Medical Center from SunLink; (v) all legal fees and legal expenses charged to expense by the Borrowers for the settlement of the UK Obligations; and (iv) any income recognized as a result of any reduction or adjustment in any allowances or reserves established by any Credit Party with respect to accounts receivable.”

““Fixed Charge Coverage Ratio”: For any period of determination, the ratio of

(a) (i)	Consolidated EBITDA less (ii) (A) Capital Expenditures other than Capital Expenditures to the extent financed through the incurrence of Capitalized Lease Obligations or any other Indebtedness (other than Revolving Loans) unless such Capital Expenditures constitute a portion of the purchase price for a Permitted Acquisition and (B) taxes paid in cash (other than taxes with respect to non-recurring capital gains), to

(b)	the sum of (i) Consolidated Interest Expense and (ii) all scheduled or otherwise required principal payments (excluding mandatory prepayments of the Term Loan under this Agreement) with respect to Total Liabilities (including but not limited to all payments with respect to Capitalized Lease Obligations of the Borrowers and the Subsidiaries), in each case determined for said period on a consolidated basis; provided however, that any waiver fees due from Borrowers pursuant to the Waiver Agreement shall be excluded from the calculation hereof.

““Loan Documents”: This Agreement, the Waiver Agreement, the Security Documents, the Notes and all other amendments, documents, instruments and agreements, including lockbox agreements, control agreements, servicing agreements, financing statements, and deeds of trust or mortgages, executed in connection herewith or therewith.”

““Revolving Commitment Amount”: (i) Prior to the effective date of the Waiver Agreement, $12,000,000 and (ii) on and after the effective date of the Waiver Agreement, $9,000,000, as the same may be reduced from time to time, if at all, in accordance with this Agreement, including pursuant to Section 2.8.”

““Termination Date”: The earliest of (a) September 30, 2011, (b) the date on which the Revolving Commitment is terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.8 hereof.”

(5) Section 5.15 of the Credit Agreement is revised by adding the following new subpart (e) after the last sentence thereof:

“(e) Notwithstanding any of the terms of this Section 5.15 to the contrary, the Local Bank Account with account number              at Peoples Southern Bank shall not be required to be subject to a Local Bank Account Agreement provided that the Credit Parties cause ) all amounts in such account to be transmitted for deposit on a weekly basis to a Concentration Account.”

(6) Article V of the Credit Agreement is hereby revised by adding the following new Section 5.17 immediately after Section 5.16 appearing at the end thereof:

“Section 5.17 Special Covenants.

(a) On or prior to December 31, 2010, Borrowers shall cause to be delivered to Agent (i) one or more written proposal letters from lenders participating in the Rural Development Advance program (the “RDA Program”) to provide one or more Borrowers with not less than $11 million of funded loans under the RDA Program on terms and conditions reasonably satisfactory to the Required Lenders (the “RDA Loans”), (ii) one or more written proposal letters from other third party lenders reasonably satisfactory to the Required Lenders to provide one or more Borrowers with not less than $11 million of funded loans on terms and conditions reasonably satisfactory to the Required Lenders (the “New Loans”), or (iii) one or more fully executed letters of intent with bona fide third parties with respect to the disposition of certain assets of one or more of the Borrowers in one or a series of transactions at fair market value for net cash proceeds to Borrowers of not less than $11 million in the aggregate on terms, conditions, and with parties reasonably satisfactory to the Required Lenders (the “Approved Sales”) (the foregoing alternate delivery requirements due by December 31, 2010, the “December Delivery Covenant”). On or prior to February 15, 2011, the Borrowers shall cause the closing and funding of the RDA Loans, the New Loans or the Approved Sales to be consummated on terms and conditions consistent with the proposal letters and/or letters of intent (as applicable) referenced above and on terms reasonably satisfactory to the Required Lenders with all proceeds thereof (net of all reasonable transaction costs and expenses not exceeding $500,000) being concurrently applied to permanently repay the Term Loan (the foregoing closing and paydown requirements due by February 15, 2011, the “February Paydown Covenant”). The Borrowers, Agent and Lenders agree that notwithstanding anything to the contrary contained in this Agreement (including, without limitation, the terms of Section 7.1 hereof), the sole consequence of any failure by Borrowers to satisfy any of the undertakings set forth in this Section 5.17(a) shall be the Special Pricing Increases (as defined below) and that no Default or Event of Default shall be deemed to occur solely as a result of any failure by the Borrowers to timely comply with the terms of this Section 5.17(a). As used herein, “Special Pricing Increases” shall mean (a) if Borrowers fail to satisfy the December Delivery Covenant on or prior to December 31, 2010, the Applicable Revolving Margin and the Applicable Term Loan Margin shall each be automatically increased (i) by 100 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for the period commencing January 1, 2011 through and including March 31, 2011 and (ii) by 200 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for all periods from and after April 1, 2011 or (b) if Borrowers timely comply with the December Delivery Covenant by December 31, 2010 but fail to timely comply with the February Paydown Covenant on or prior to February 15, 2011, the Applicable Revolving Margin and the Applicable Term Loan Margin shall each be automatically increased (i) by 100 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for the period commencing February 15, 2011 through and including May 14, 2011 and (ii) by 200 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for all periods from and after May 15, 2011. For avoidance of doubt, (i) the Special Pricing Increases shall be in addition to and not in lieu of the “Interest Rate Changes” referenced in Section 2 of the Waiver Agreement and (ii) if a Special Pricing Increase occurs as a result of clause (a) of the definition thereof, no additional Special Pricing Increase shall occur under clause (b) of the definition thereof.

The Borrowers, Agent and Lenders acknowledge and agree that the inclusion of any language in this Section 5.17(a) which refers to any matter being “reasonably satisfactory” to the Required Lenders shall be limited to determining whether Borrowers have satisfied their obligations under this Section 5.17(a). Without limiting any of the obligations of the Borrowers described in this Section 5.17(a), nothing contained in this Section 5.17(a) shall be deemed to modify or limit the sole and absolute discretion of the Agent and Required Lenders to approve or withhold approval to any proposed incurrence of Indebtedness, incurrence of Liens, release or subordination of any Liens in any Collateral, and/or any sale or disposition of any assets of any Credit Party which is not otherwise expressly permitted by the terms this Agreement.

(b) On or prior to November 30, 2010, Borrowers shall retain, at a cost not exceeding $87,500, a financial advisor selected by Borrowers and reasonably acceptable to the Agent (the “Financial Advisor”) to assess the business operations, financial performance and financial projections of the Borrowers (the “Assessment”). The Financial Advisor shall be directed to complete the Assessment on or prior to January 15, 2011 (the “Consulting Period”). Borrowers and the other Credit Parties each irrevocably authorize, and shall direct, the Financial Advisor during the Consulting Period to: (i) regularly consult with, and respond to reasonable inquiries of Agent and Lenders concerning matters relating to the affairs, finances and businesses of Borrowers or any other Credit Party and/or Financial Advisor’s activities related thereto (including, without limitation, communications outside the presence of any representatives of Borrowers or any other Credit Party but for which Borrowers shall be provided a summary), and (ii) provide Borrowers and Lenders and their respective advisors copies of such reports, analyses, materials related to the Assessment as Lenders and their respective advisors may reasonably request (including, without limitation, such confidential memoranda or other work product as may be provided by Financial Advisor to any or all of Borrowers, Credit Parties and/or any of their respective advisors), provided that the Financial Advisor’s activities shall be carried out during the normal business hours and shall not interfere with the business operations of the Borrowers and other Credit Parties.”

(7) Section 6.11 of the Credit Agreement is revised and restated to read in its entirety as follows:

“Section 6.11 Subordinated Debt. No Credit Party will, nor permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement, provided that, so long as no Default or Event of Default shall have occurred and be continuing and Borrowers continue to comply with the terms of Section 2 of the Waiver Agreement, the Credit Parties may make scheduled payments of principal and interest on Subordinated Debt due to the Sellers on or after October 22, 2010 (in a principal amount not to exceed $253,700) and April 22, 2011 (in a principal amount not to exceed $247,067); (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory, unless expressly permitted pursuant to an intercreditor or subordination agreement entered into between the holder of any such Subordinated Debt and the Agent); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.”

(8) Section 7.1(c) of the Credit Agreement is revised and restated to read in its entirety as follows:

“(c) Any Credit Party or any of its respective Subsidiaries shall fail to comply with Sections 2.14, 5.1(f), 5.2, 5.3, 5.5, 5.12, 5.15, 5.16 or 5.17(b) hereof or any Section of Article VI hereof.”

(9) Schedule 1.1(b) to the Credit Agreement is revised by deleting such Schedule 1.1(b) in its entirety and replacing the same with Schedule 1.1(b) attached hereto.

(10) Schedule 4.28 to the Credit Agreement is revised by deleting such Schedule 4.28 in its entirety and replacing the same with Schedule 4.28 attached hereto.

Section 4. Conditions Precedent. This Waiver Agreement shall become effective as of the date each of the following conditions precedent has been met (such date, the “Effective Date”):

(1) The Agent shall have received on behalf of the Lenders:

(a) counterparts to this Waiver Agreement, duly executed by Borrowers, each other Credit Party, and the Required Lenders;

(b) a payment in immediately available funds of a waiver fee for the fiscal quarter ending June 30, 2010 of $787,968.11 for the ratable benefit of the Lenders; and

(c) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of each Credit Party dated as of the date hereof certifying to true and accurate copy of the corporate (or other) resolutions of such Credit Party authorizing the execution, delivery and performance of this Waiver Agreement and attaching a true and accurate copy of the certificate of merger issued by the Secretary of State of Georgia evidencing the merger of Southern Health Corporation of Jasper, Inc., with and into Southern Health Corporation of Ellijay, Inc.

(2) The Funding Agent shall have received on behalf of the Lenders:

(a) a payment in immediately available funds of all accrued and unpaid default rate interest on the Revolving Loan and the Term Loan for the period of July 1, 2010 through but excluding the Effective Date of this Waiver Agreement for the ratable benefit of the Lenders;

(b) a payment in immediately available funds of a Prepayment Fee equal to $30,000 for the reduction in the Revolving Commitment Amount as revised hereunder for the ratable benefit of the Revolving Lenders; and

(c) a prepayment in immediately available funds of the Revolving Loan to the extent necessary to cause the outstanding balance thereof to be less than the Revolving Commitment Amount as revised pursuant to this Waiver Agreement.

(3) All legal fees and out of pocket expenses of the Agent shall have been paid in full by Borrowers.

Section 5. Representations and Warranties. Each of the Credit Parties hereby represents and warrants to the Agent and Lenders, which representations and warranties shall survive the execution and delivery of this Waiver Agreement, that:

(1) All of the representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality in which case such specific materiality qualifiers shall apply) on the Effective Date, with the same force and effect as if made on such date, unless such representation and warranty expressly applies to an earlier date, in which case such representation and warranty shall be deemed made as of such earlier date.

(2) The execution, delivery and performance by each Credit Party of this Waiver Agreement have been duly authorized by all necessary corporate action by such Credit Party. This Waiver Agreement constitutes the legal, valid and binding obligations of each Credit Party executing the same, enforceable against each Credit Party in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

(3) The execution, delivery and performance by each Credit Party of this Waiver Agreement will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Credit Party, (b) violate or contravene any provision of the Articles or Certificates of Incorporation or Formation, bylaws, operating agreement or partnership agreement of such Credit Party, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Credit Party is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

(4) Except as specifically waived hereunder, no Default or Event of Default has occurred and is continuing.

(5) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Credit Party to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Waiver Agreement.

Section 6. Acknowledgment; Release. The Borrowers and the other Credit Parties acknowledge and agree that their obligations to the Agent and the Lenders under the Credit Agreement as revised hereby are owing without offset, defense or counterclaim assertable by the Borrowers and such other Credit Parties against the Agent or any Lender. The Borrowers and the other Credit Parties further acknowledge and agree that the Security Documents continue to secure the obligations of the Borrowers under the Credit Agreement as revised hereby. Each of the Credit Parties hereby waives, releases and discharges Agent, the Funding Agent and Lenders from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loans, the other Obligations, the Loan Documents and/or any documents, agreements, dealings or other matters connected with any of the foregoing including, without limitation, all known and unknown matters, claims, transactions, or things occurring prior to the date of this Waiver Agreement related to the Loans, the other Obligations, the Loan Documents and/or any documents, agreements, dealings or other matters connected with any of the foregoing.

Section 7. General Provisions.

(1) Except as specifically revised or waived set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Each of the Credit Parties hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each of the other Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Waiver Agreement, such guarantees, pledges, grants of security interests and mortgages and other obligations, and the terms of each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Waiver Agreement.

(2) The execution, delivery and effectiveness of this Waiver Agreement shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver Agreement, each reference in the Credit Agreement to “this Waiver Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as revised hereby.

(3) Each Credit Party acknowledges and agrees that the revisions and waivers set forth herein are effective solely for the purposes set forth herein and shall not be deemed (i) except as expressly provided in this Waiver Agreement, to be a consent by the Agent or any Lender to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate the Agent or Lenders to forbear, waive, consent or execute similar revisions or waivers under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Waiver Agreement.

(4) This Waiver Agreement may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Waiver Agreement by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Waiver Agreement.

(5) In case any provision in or obligation under this Waiver Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(6) This Waiver Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(7) Without limiting the general applicability of Section 8.2 of the Credit Agreement, the Credit Parties agree to reimburse the Agent for the reasonable fees, costs and expenses of counsel in connection with the preparation, negotiation, execution, delivery and administration of this Waiver Agreement.

(8) This Waiver Agreement shall constitute a Loan Document.

(9) Section headings in this Waiver Agreement are included herein for convenience of reference only and shall not constitute a part of this Waiver Agreement for any other purposes.

(10) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS WAIVER AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(11) Borrowers hereby authorize and request that the Funding Agent and Lenders cause a Revolving Loan to be funded on the Effective Date in an amount equal to the sum of payments due under Section 4 of this Waiver Agreement and direct that the Funding Agent disburse the proceeds of such Revolving Loan to fund the payments contemplated by Section 4 of this Waiver Agreement on behalf of the Borrowers.

<Signatures Appear on the Following Pages>

IN WITNESS WHEREOF, the parties hereto have executed this Limited Waiver Agreement Under Amended and Restated Credit Agreement as of the date first written above.

BORROWERS:

SUNLINK HEALTH SYSTEMS, INC., as a Borrower and Borrowers’ Agent

By:
Name:
Title:

SUNLINK HEALTHCARE, LLC, as a Borrower By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

DEXTER HOSPITAL, LLC, as a Borrower By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

CLANTON HOSPITAL, LLC, as a Borrower By its Sole Manager Central Alabama Medical Associates, LLC

By its sole member, SunLink Healthcare, LLC
By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., as a Borrower

By:
Name:
Title:

SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., as a Borrower

By:
Name:
Title:

HEALTHMONT OF GEORGIA, INC., as a Borrower

By:
Name:
Title:

HEALTHMONT, LLC, as a Borrower
By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

HEALTHMONT OF MISSOURI, LLC, as a Borrower By its Sole Member HealthMont, LLC

By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

SUNLINK SERVICES, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

SUNLINK SCRIPTSRX, LLC (f/k/a Sunlink Homecare Services, LLC), as a Borrower By its sole member SunLink Health Systems, Inc.

By:
Name:
Title:

CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, as a Borrower By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

DAHLONEGA CLINIC, LLC, as a Borrower By its Sole Member Southern Health Corporation of Dahlonega, Inc.

By:
Name:
Title:

CARMICHAEL’S CASHWAY PHARMACY, INC., as a Borrower

By:
Name:
Title:

CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

BREATH OF LIFE HOME HEALTH EQUIPMENT, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

AGENT:

CHATHAM CREDIT MANAGEMENT III, LLC, as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

FUNDING AGENT:

UNION BANK OF CALIFORNIA, N.A., as Funding Agent

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

LENDERS:

CHATHAM CREDIT MANAGEMENT III, LLC, not individually, but as agent for CHATHAM INVESTMENT FUND QP III, LLC, as a Lender and CHATHAM INVESTMENT FUND III, LLC, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

LENDERS:

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO THE LIMITED WAIVER AGREEMENT UNDER

AMENDED AND RESTATED CREDIT AGREEMENT]

Annex A

Calculation Date	Period ending as of 9/30/2010	Period ending as of 12/31/2010	Period ending as of 3/31/2011[1]

Pricing Effective Date	November 15, 2010	February 15, 2011	May 15, 2011

Waiver Fees	0.50% of the sum of the outstanding principal balance of the Term Loan and the Revolving Commitment Amount	0.50% of the sum of the outstanding principal balance of the Term Loan and the Revolving Commitment Amount	0.50% of the sum of the outstanding principal balance of the Term Loan and the Revolving Commitment Amount

Applicable Revolving Margin	7.50%	8.50%	9.50%

Applicable Term Loan Margin	9.07%	10.07%	11.07%

[1]

To the extent that (i) Borrowers are in compliance with all Specified Financial Covenants other than Section 6.21 for the period ending 3/31/11 (or an amendment to the Credit Agreement retroactively amending Section 6.21 to avoid noncompliance for such period shall have been executed by all applicable parties and become effective) and (ii) the Alternate Minimum EBITDA Test in Section 2 of this Amendment to the continuation of the limited waiver of Non-Compliance with Specified Financial Covenants have been satisfied for the period ending 3/31/11, no waiver fee or increase in the Applicable Revolving Margin or Applicable Term Loan Margin described under the heading “Period ending as of 3/31/11” shall occur or become due and owing and the Applicable Revolving Margin shall remain at 8.50% and the Applicable Term Loan Margin shall remain at 10.07%.